Exhibit 99.3

- Report of Independent Registered Public Accounting Firm -

Board of Directors and Shareholders

First Citizens BancShares, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed by First-Citizens Bank & Trust Company (a wholly-owned subsidiary of First Citizens BancShares, Inc.) pursuant to the Purchase and Assumption Agreement dated January 29, 2010. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed referred to above is presented fairly, in all material respects, as of January 29, 2010, in conformity with accounting principles generally accepted in the United States of America.

Charlotte, North Carolina

April 16, 2010

Statement of Assets Acquired and Liabilities Assumed

by First-Citizens Bank & Trust Company

(a wholly-owned subsidiary of First Citizens BancShares, Inc.)

(in thousands)

January 29, 2010
Assets
Cash and due from banks	$37,508
Investment securities available for sale	3,250
Loans and leases	1,277,154
Other real estate owned	41,135
Income earned not collected	6,048
FDIC receivable for loss share agreements	365,170
Intangible assets	9,110
Other assets	23,282

Total assets acquired	$1,762,657

Liabilities
Deposits:
Noninterest-bearing	$528,235
Interest-bearing	759,484

Total deposits	1,287,719
Short-term borrowings	361,876
Deferred tax liability	43,204
Other liabilities	2,735

Total liabilities assumed	1,695,534

Net assets acquired	$67,123

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Assets Acquired and Liabilities Assumed

by First-Citizens Bank & Trust Company

(dollars in thousands)

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of First Regional Bank

On January 29, 2010, First-Citizens Bank & Trust Company (FCB), a wholly-owned subsidiary of First Citizens BancShares, Inc., entered into a Purchase and Assumption Agreement (Agreement) with the Federal Deposit Insurance Corporation (FDIC) to assume the deposits (excluding certain brokered deposits) and acquire certain assets of First Regional Bank (First Regional), headquartered in Los Angeles, California.

First Regional operated in Southern California in eight branch locations. Prior to purchase accounting adjustments, FCB purchased $1,853,325 in loans and $61,488 of other real estate owned (OREO) and assumed $1,287,719 of deposits. In addition, FCB also purchased cash and due from banks, investment securities and various other assets. FCB also assumed First Regional’s short-term borrowings from the Federal Home Loan Bank of San Francisco (FHLB) and the Federal Reserve Bank of San Francisco (FRB) and various other liabilities.

As part of the Purchase and Assumption Agreement, FCB and the FDIC entered into two loss share agreements – one for residential real estate loans and one for all other loans and OREO. Under the loss share agreements, the FDIC will cover 80 percent of covered loan and OREO losses between $41,817 and $1,017,000 and 95 percent of losses in excess of the stated threshold of $1,017,000. The term for loss share on residential real estate loans is ten years, while the term for loss share on non-residential real estate loans and OREO is five years in respect to losses and eight years for loss recoveries. The reimbursable losses from the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the transaction, accrued interest on loans for up to 90 days, the book value of OREO and certain direct costs. New loans made after the date of the transaction are not covered by the loss share agreements.

The Purchase and Assumption Agreement between FCB and the FDIC includes a true-up payment at the end of year 10. Based on estimated fair values reflected on the balance sheet included in this filing, a true-up payment was included in the FDIC receivable calculation. Adjustments to the true-up payment will be made, when applicable, as the FDIC receivable amount is updated.

Note 2 — Basis of Presentation

FCB has determined that the acquisition of the net assets of First Regional constitutes a business acquisition as defined under accounting principles generally accepted in the United States of America (US GAAP). As required under US GAAP, the assets acquired and liabilities assumed are recorded at their fair values. In many cases the determination of these fair values requires management to make estimates about discount rates, market conditions, expected cash flows and other future events that are highly subjective in nature and subject to change. Following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash and due from banks and overnight investments.

These items are very liquid and short-term in nature. The contractual amount of these assets approximates their fair values.

Investment securities

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. All acquired investment securities were US Treasury and US Government sponsored enterprise securities with readily-available quoted market prices.

(dollars in thousands)

Loans covered under loss share agreements

Fair values for loans are based on a discounted cash flow methodology. Factors considered in determining the fair value of acquired loans include projected cash flows, type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, current market conditions and discount rates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable loans and include adjustments for liquidity concerns. The discount rate does not include a factor for credit losses as that has been included in the estimated cash flows.

The fair value of loans with evidence of credit deterioration (impaired loans) are recorded net of a nonaccretable difference and, if appropriate, an accretable yield. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is the nonaccretable difference, which is included in the carrying amount of acquired loans. Subsequent decreases to the expected cash flows will generally result in a provision for credit losses. Subsequent increases in cash flows result in a reversal of the provision for credit losses to the extent of prior charges, or a reclassification of the difference from nonaccretable to accretable with a positive impact on accretion of interest income in future periods. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized into interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

FDIC receivable for loss share agreements

The FDIC receivable for loss share agreements is measured separately from the related covered assets as it is not contractually embedded in the assets and is not transferable with the assets should the assets be sold. Fair value was estimated using projected cash flows related to the loss share agreements based on the expected reimbursements for losses using the applicable loss share percentages and the estimated true-up payment. These cash flows were discounted to reflect the estimated timing of the receipt of the loss share reimbursement from the FDIC and the true-up payment to the FDIC.

Other real estate covered under loss share agreements

Foreclosed real estate is presented at the estimated present value that management expects to receive when the property is sold, net of related costs of disposal. Management used appraisals of properties to determine fair values and applied additional discounts where appropriate for passage of time or, in certain cases, for subsequent events occurring after the appraisal date.

Intangible assets

Intangible assets include estimated values for deposit and trust relationships. The core deposit intangible, which represents the estimated fair value of the core deposit base that was established at acquisition, is being amortized on an accelerated basis over a four-year life. The trust relationship intangible, which represents the estimated value of the acquired trust relationships, is being amortized on an accelerated basis over a ten-year life.

Other assets

Other assets include $11,837 of FHLB stock. The FHLB requires member banks to purchase its stock as a condition of membership and varies based on the level of FHLB advances and other factors. This stock is generally redeemable based on guidelines established by the FHLB and is presented at the redemption value.

(dollars in thousands)

Deposits

Under the terms of the Agreement, FCB had the right to adjust various terms, including interest rates, on deposit liabilities. FCB did not adjust deposit terms, including interest rates since rates being paid by First Regional reflect current market conditions at the date of acquisition; therefore, the carrying value of all deposits is considered to be a reasonable estimate of fair value.

Short-term borrowings

All short-term borrowings assumed from First Regional were at fixed rates. The estimated cash flows for those borrowings discounted at rates for borrowings under similar terms at January 29, 2010 closely reflect the carrying value of the borrowings; therefore, there was no adjustment for fair value for short-term borrowings.

Deferred tax liability

The deferred tax liability of $43,204 relates to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.

(dollars in thousands)

Note 3 — Fair Value Adjustments

The following table presents the assets acquired and liabilities assumed, as recorded by First Regional on the acquisition date and as adjusted for purchase accounting adjustments.

Assets	As recorded by First Regional	Fair value adjustments	As recorded by FCB
	($ in thousands)
Cash and due from banks	$37,508	$—	$37,508
Investment securities available for sale	3,250	—	3,250
Loans and leases	1,853,325	(576,171)	1,277,154
Other real estate owned	61,488	(20,353)	41,135
Income earned not collected	6,048	—	6,048
FDIC receivable for loss share agreements	—	365,170	365,170
Intangible assets	—	9,110	9,110
Other assets	23,782	(500)	23,282

Total assets acquired	$1,985,401	$(222,744)	$1,762,657

Liabilities
Deposits:
Noninterest-bearing	$528,235	$—	$528,235
Interest-bearing	759,484	—	759,484

Total deposits	1,287,719	—	1,287,719
Short-term borrowings	361,876	—	361,876
Deferred tax liability	—	43,204	43,204
Other liabilities	1,188	1,547	2,735

Total liabilities assumed	1,650,783	44,751	1,695,534

Net assets acquired	$334,618
Aggregate fair value adjustments		$(267,495)
Net assets of First Regional acquired			$67,123

Note 4 — Premises and Equipment

FCB did not acquire the real estate, banking facilities, furniture or equipment of First Regional as part of the Agreement. Under the terms of the Agreement, all banking facilities and equipment are leased from the FDIC on a month-to-month basis at an approximate monthly cost of $281.

Under the terms of the Agreement, FCB has the option to purchase the real estate, furniture and equipment from the FDIC based on appraised values or, in the case of leased facilities, to either assume or repudiate the existing lease obligation. This option expires 90 days after the acquisition date.

(dollars in thousands)

Note 5 — Investment Securities Available for Sale

The fair value of investment securities acquired was as follows at January 29, 2010:

	Par Value	Fair Value	Contractual yield
US Treasury bill	$2,000	$2,000	0.178%
US Treasury bill	250	250	0.203%
GSE Security	1,000	1,000	0.122%

Total investment securities	$3,250	$3,250

The expected maturity of the investment securities is within 3 months. All $3,250 of the securities are pledged.

Note 6 — Loans

The contractual balance and fair value of acquired loans at January 29, 2010 is provided below.

Contractual balance of acquired loans:
Construction/land development	$617,272
Commercial mortgage	568,044
Residential mortgage	412,625
Commercial and Industrial	245,009
Consumer	10,375

Total contractual balance of acquired loans	1,853,325
Fair value adjustment	(576,171)

Fair value of loans acquired	$1,277,154

Loans covered under loss share agreements with the FDIC (Covered Loans) are reported in loans exclusive of the expected reimbursement from the FDIC. Covered Loans are initially recorded at fair value at the acquisition date. At the acquisition date, BancShares estimated the fair value of the loan portfolio at $1,277,154.

Prospective losses incurred on Covered Loans are eligible for partial reimbursement by the FDIC. Subsequent decreases in the amount expected to be collected result in a provision for credit losses, an increase in the allowance for loan and lease losses, and a proportional adjustment to the FDIC receivable for the estimated amount to be reimbursed. Subsequent increases in the amount expected to be collected result in the reversal of any previously-recorded provision for credit losses and related allowance for loan and lease losses and adjustments to the FDIC receivable, or accretion of certain fair value amounts into interest income in future periods if no provision for credit losses had been recorded.

Under US GAAP, loans that have experienced deterioration since origination such that it is probable that the borrower will not be able to make all contractually required payments are considered to be impaired. Cash flow analyses were performed on all loans deemed impaired at date of acquisition in order to determine the cash flows expected to be collected. For loans deemed 100 percent impaired, no accretable yield will be recognized. For the remaining impaired loans, the accretable yield calculation is used to determine the amount of interest income recognized on each impaired loan.

(dollars in thousands)

The following table presents the impaired loans as of January 29, 2010:

Contractually required payments receivable	$776,356
Nonaccretable difference	(394,794)

Cash flows expected to be collected	381,562
Accretable yield	(47,600)

Fair value of impaired loans acquired	$333,962

The following table presents the nonimpaired loans as of January 29, 2010:

Nonimpaired loans receivable	$1,201,036
Discount to reflect fair value	(257,844)

Fair value of nonimpaired loans acquired	$943,192

Note 7 — Deposits

Deposit liabilities assumed are composed of the following at January 29, 2010:

Demand
Noninterest-bearing	$528,234
Interest-bearing	331,708
Savings	3,838
Time	423,938

Total assumed deposits	$1,287,718

At January 29, 2010, scheduled maturities of time deposits were as follows:

Maturing during 12-month period ending January 29,
2011	$370,278
2012	45,063
2013	5,871
2014	1,980
2015	298
Thereafter	448

Total	$423,938

(dollars in thousands)

Note 8 — Short-Term Borrowings

As of January 29, 2010, there was $251.9 million in short-term borrowings from the FHLB. The borrowings were secured by FHLB stock and loans with a contractual balance of $600 million. The borrowings, which mature on various days through March 8, 2010, had a weighted average coupon rate of 0.13 percent. Based on a comparison of discount rates on similar borrowings, there was no fair value adjustment for short-term borrowings. First Regional also had $110.0 million in overnight borrowings from the FRB as of January 29, 2010, which were paid out on February 1, 2010 by FCB.

Note 9 — Deferred Income Taxes

The deferred tax liability of $43,204 as of January 29, 2010, is related to differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. For income tax purposes, the transaction will be accounted for as an asset purchase and the tax bases of assets acquired and liabilities assumed will be allocated based on fair values in accordance with the appropriate tax rates. FCB acquired none of the tax attributes of First Regional.

Note 10 — Contingencies

BancShares, FCB (as successor to First Regional) and various subsidiaries of BancShares and FCB have been named as defendants in various legal actions related to normal business activities of First Regional in which damages in various amounts are claimed. Although the amount of any ultimate liability with respect to those other matters cannot be determined, in the opinion of management, any such liability will not have a material effect on the Statement of Assets Acquired and Liabilities Assumed.

Note 11 — Subsequent Events

Management has evaluated subsequent events through the date of issuance of the Statement of Assets Acquired and Liabilities Assumed.